Exhibit 31

I, John Works, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, of Rancher Energy Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of Rancher Energy as of, and for, the periods presented in this report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) for Rancher Energy and I have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to Rancher Energy, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

(b) Reserved;

(c) Evaluated the effectiveness of Rancher Energy’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in Rancher Energy’s internal control over financial reporting that occurred during Rancher Energy’s most recent fiscal quarter (Rancher Energy’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Rancher Energy’s internal control over financial reporting; and

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to Rancher Energy’s auditors and the audit committee of Rancher Energy’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design of operation of internal control over financial reporting which are reasonably likely to adversely effect Rancher Energy’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in Rancher Energy’s internal control over financial reporting.

/s/ John Works
Name:	John Works
Title:	Chief Executive Officer and Chief Financial Officer
Date:	November 14, 2006